UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): February 6, 2009

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road

Atlanta, Georgia 30328

(Address of Principal Executive Offices)

(770) 206-4200

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2009, the Company amended its employment agreements with Messrs. Hyland, Leggett, Hart and Torok to reduce base pay for each such executive by 20% for the period from February 16, 2009 through May 15, 2009. The form of amendment is attached to this report as Exhibit 99.1.

In addition, the Company has reduced the annual retainer for its non-employee directors by 20% for the period from February 16 through May 15, 2009.

Item 7.01.	Regulation FD Disclosure

The Company intends to implement temporary plant shutdowns to match production with market demand and to reduce costs. In addition, the Company has announced pay reductions of 20% for members of the Company’s board of directors and most of its executive officers for the next three months. The Company also announced lesser reductions in base pay and/or reduced work weeks for other salaried employees.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Form of Amendment to Executive Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2009	MUELLER WATER PRODUCTS, INC.

	By:	/s/ Robert Barker
Robert Barker
Executive Vice President and General Counsel

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